Exhibit 99.1

FOR IMMEDIATE RELEASE

CLEVELAND BIOLABS ANNOUNCES FORMATION AND FINANCING OF AN ANTI-AGING JOINT VENTURE

Goal is to develop and commercialize entolimod and other compounds for anti-aging applications

BUFFALO, NY (August 14, 2018) Cleveland BioLabs, Inc. (NASDAQ: CBLI) today reported formation of a 50-50 joint venture, named Genome Protection, Inc. (GPI), between the company and Everon BioSciences, Inc. (Everon), a leader in understanding and targeting cellular mechanisms of aging and age-related diseases. GPI’s goal is to develop and commercialize drugs for anti-aging applications capable of prolonging human health and life-span. Additionally, GPI signed a Simple Agreement for Future Equity (SAFE) with venture capital fund Norma Investments Limited (Norma). Under the SAFE, GPI granted Norma the right to purchase shares of GPI’s capital stock in exchange for the payment of up to $30 million, of which $10.5 million was paid shortly after the execution of the SAFE.
CBLI and Everon contributed relevant IP, technologies and expertise to enable GPI to effectively execute an ambitious research and development program aimed at clinical testing of entolimod and development of new products for anti-aging and other indications associated with genome damage. Combination with Everon’s IP extends clinical opportunities for CBLI’s Toll-like receptor 5 (TLR5) agonists from radiation defense to treatment and prevention of age-related frailty and other aging-associated medical conditions. Everon’s contribution to GPI’s drug candidate portfolio also includes small molecules and vaccine drug candidates protecting organisms from the accumulation of cells with damaged DNA that drives aging and multiple age-related diseases including cancer.
“This joint venture supports our strategy of expanding medical applications of entolimod and developing new generations of TLR5 agonists without diverting CBLI’s focus and resources from its major goal of radiation countermeasure development”, said Yakov Kogan, Ph.D., MBA, CBLI’s Chief Executive Officer. “We are pleased to have an opportunity to join forces with Everon, a leader in developing innovative anti-aging medicines that shares our goal to create therapeutics for treatment of aging-associated health decline to the treatment and prevention of the aging program itself.”
“The anti-aging field is one of the most rapidly advancing medical markets,” added Dr. Kogan. “We believe that GPI’s innovative drug candidates and a solid scientific foundation makes GPI from the moment of its inception a leading player among anti-aging biotech entities. This represents a unique opportunity for us to develop new and truly innovative drug candidates and create significant value for CBLI shareholders.”

About Cleveland BioLabs
Cleveland BioLabs, Inc. is an innovative biopharmaceutical company developing novel approaches to activate the immune system and address serious medical needs. The company’s proprietary platform of Toll-like immune receptor activators has applications in radiation mitigation, oncology immunotherapy, and vaccines. The company’s most advanced product candidate is entolimod, which is being developed for use as a medical radiation countermeasure for a biodefense indication. The company conducts business in the United States and in the Russian Federation through a wholly-owned subsidiary, BioLab 612, LLC and a joint venture with Joint Stock Company RUSNANO, Panacela Labs, Inc. The company maintains strategic relationships with the Cleveland Clinic and Roswell Park Cancer Institute. To learn more about Cleveland BioLabs, Inc., please visit the company’s website at http://www.cbiolabs.com.

This press release contains certain forward-looking information about Cleveland BioLabs that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts. Words and phrases such as “potential,” “may,” “future,” “will,” “plan,” “anticipate,” “believe,” “continue,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the company’s future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, research and clinical analyses and trials, regulatory approvals or the impact of any laws or regulations applicable to the company, and plans and objectives of management for future operations. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.
Factors that could contribute to such differences include, among others, our need for additional financing to meet our business obligations; the risks inherent in the early stages of drug development and in conducting clinical trials; the company’s plans and expectations with respect to future clinical trials and commercial scale-up activities; the company’s ability to attract collaborators with development, regulatory and commercialization expertise and the financial risks related to those relationships; the company’s ability to comply with its obligations under license agreements; the company’s inability to obtain regulatory approval in a timely manner or at all; the commercialization of the company’s product candidates, if approved; the company’s plans to research, develop and commercialize its product candidates; future agreements with third parties in connection with the commercialization of any approved product; the size and growth potential of the markets for the company’s product candidates, and its ability to serve those markets; the rate and degree of market acceptance of the company’s product candidates; the company’s history of operating losses and the potential for future losses, which may lead the company to not be able to continue as a going concern; regulatory developments in the United States and foreign countries; the performance of the company’s third-party suppliers and manufacturers, the exercise of control over the company by its majority stockholder; the operation and performance of our joint ventures over which we have limited control; and the success of competing therapies that are or may become available. Any forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances occurring or arising after the date on which such statement is made, except as may be required by law. See also the “Risk Factors” and “Forward-Looking Statements” described in the company’s periodic filings with the Securities and Exchange Commission.
Contact:
Yakov Kogan, Chief Executive Officer
Cleveland BioLabs, Inc.
T: (716) 849-6810 ext. 364
E: yakov@cbiolabs.com